Exhibit 99.1

January 22, 2026	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Fourth Quarter and Year End 2025
Conference Call and Webcast Scheduled

Schedule for 2026 Earnings News Releases, Conference Calls and Webcasts
Also Announced

TULSA, Okla. – Jan. 22, 2026 – ONE Gas, Inc. (NYSE: OGS) will release its fourth quarter and full year 2025 financial results after the market closes on Wednesday, Feb. 18, 2026.

The ONE Gas executive management team will participate in a conference call the following day, Thursday, Feb. 19, 2026, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).

The call will also be carried live on the ONE Gas website.

Event:	ONE Gas fourth quarter and year end 2025 earnings conference call and webcast
Date and Time:	Feb. 19, 2026 11 a.m. Eastern, 10 a.m. Central
Phone Number:	Dial 833-470-1428, pass code 246604
Webcast Access:	www.onegas.com/investors and select Events and Presentations

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-813-9403, pass code 437369.

Schedule for 2026 Earnings News Releases, Conference Calls and Webcasts

The schedule for earnings news releases, conference calls and webcasts for the first, second and third quarters of 2026 is as follows:

•First quarter 2026: News release issued on May 4, 2026; Conference call and webcast on May 5, 2026.
•Second quarter 2026: News release issued on Aug. 4, 2026; Conference call and webcast on Aug. 5, 2026.

Exhibit 99.1
•Third quarter 2026: News release issued on Nov. 2, 2026; Conference call and webcast on Nov. 3, 2026.

Each quarterly earnings news release will be issued following the close of the market on the date indicated.

Each quarterly conference call and webcast will take place at 11 a.m. Eastern Time (10 a.m. Central Time) on the date indicated. Conference call dial-in information will be provided at a later date.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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